UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2010

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                                         Resignation As Executive Officer and Director

On May 17, 2010, Peter B. Tarr resigned his positions as an executive officer, a director and the Chairman of the Board of Directors (the “Board”) of The First Marblehead Corporation (the “Corporation”), effective immediately.  Mr. Tarr will continue to serve as the Chairman of the Board of Directors of Union Federal Savings Bank, a wholly owned subsidiary of the Corporation, and as a temporary at-will employee of the Corporation on the terms described below.

Daniel Meyers, the Chief Executive Officer and President of the Corporation, will succeed Mr. Tarr as the Chairman of the Board.  William R. Berkley will continue to serve as Lead Director of the Board, presiding at all executive sessions of “non-management” directors, as defined under the rules of the New York Stock Exchange.

(d)                                                         Election of Non-Employee Directors; Amendment of Director Compensation Policy

Election of Non-Employee Directors

On May 17, 2010, the Board voted to increase to its size to 10 members and elected Nancy Y. Bekavac and Thomas P. Eddy as directors of the Corporation. Each new director qualifies as an “independent director” under the rules of the New York Stock Exchange.

Ms. Bekavac is President Emerita of Scripps College.  From 2007 to 2010, Ms. Bekavac served as a consultant in higher education, working with boards of trustees on issues including governance, accreditation and strategic planning.  From 1990 until her retirement in 2007, Ms. Bekavac served as President of Scripps College.  From 1988 to 1990, Ms. Bekavac was Counselor to the President of Dartmouth College.  From 1985 to 1988, she worked at the Thomas J. Watson Foundation, a charitable foundation that provides fellowship programs to college graduates, serving as the Executive Director and then as a consultant.  From 1980 to 1985, she was a partner at the law firm of Munger, Tolles & Olson, after serving as an associate at the firm and clerking with the United States Court of Appeals for the District of Columbia.  Ms. Bekavac is a member of the Council on Foreign Relations and serves on the Board of Directors of The Seaver Institute, a charitable institute that provides grants in the fields of scientific and medical research, education, public affairs and cultural arts.  Ms. Bekavac is a member of the Board of Directors of Electro Rent Corporation, an electronic equipment rental, sale and lease company, where she serves as the Chair of the Governance Committee.  Ms. Bekavac received a J.D. from Yale Law School and a B.A. from Swarthmore College.

Mr. Eddy has served as a Managing Director and co-founder of Jarvinian Venture Fund, an early-stage venture firm, since 2007, and has also been a principal at Ludlow Partners LLC, a strategic and financial advisory services firm, since 2001.  From 2000 to 2001, Mr. Eddy served as Chief Operating Officer and Senior Principal for Atlas Venture, an early-stage venture capital firm.  From 1993 to 2000, Mr. Eddy served as Managing Director and head of the Boston Office and of New England investment banking activities for Robertson Stephens & Company, an investment banking firm which was acquired by BankBoston.  From 1988 to 1993, Mr. Eddy served as a Vice President in the Technology Investment Banking Group at Morgan Stanley & Co. Incorporated, an investment banking firm.  From 1981 to 1986, Mr. Eddy worked as a credit representative and then as an analyst for United States Steel Corporation, an integrated steel producer.  Mr. Eddy received an M.B.A. from the Harvard Graduate School of Business

Administration, a J.D. from Duquesne University School of Law and a B.S. from the University of Virginia.

The Board has appointed Ms. Bekavac to the Compensation Committee of the Board and Mr. Eddy to the Audit Committee of the Board.

There are no arrangements or understandings pursuant to which Ms. Bekavac or Mr. Eddy were selected as directors of the Corporation. There are no related party transactions between the Corporation, on the one hand, and Ms. Bekavac or Mr. Eddy, on the other hand, reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On May 19, 2010, the Corporation issued a press release regarding the election to the Board of Ms. Bekavac and Mr. Eddy, and the resignations of Mr. Tarr.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Amendment of Director Compensation Policy

On May 17, 2010, the Board approved amendments to the Corporation’s compensation arrangements applicable to non-employee directors, including Ms. Bekavac and Mr. Eddy.

Effective July 1, 2010, each non-employee director of the Corporation will receive annual fees of $80,000.  Each non-employee director of the Corporation will receive fees of $10,000 for the period from May 17, 2010 to June 30, 2010.  Previously, non-employee directors received annual fees of $40,000.

In addition, effective immediately, each non-employee director of the Corporation, including Ms. Bekavac and Mr. Eddy, will be granted 10,000 stock units under the Corporation’s 2003 Stock Incentive Plan, as amended, (i) on the date of his or her initial election to the Board and (ii) on September 20 of each year, if on such date the non-employee director has served on the Board for at least 180 days.  Each stock unit will be fully vested upon grant, and one share of the Corporation’s common stock will be issued in respect of each stock unit as soon as practicable following the grant date.  Previously, non-employee directors received grants of 3,000 stock units.

The Board did not make any other changes to the compensation arrangements applicable to non-employee directors, an updated summary of which is attached as Exhibit 99.2 to this current report on Form 8-K and incorporated herein by reference.  Stephen Anbinder, a director and former employee of the Corporation, does not receive fees or stock units in connection with his service as a director.

(e)                                  Employment Arrangements with Mr. Tarr; Compensation Arrangements with Mr. Meyers

Employment Arrangements with Mr. Tarr

On May 17, 2010, the Corporation entered into a separation and transition services agreement with Mr. Tarr (the “Agreement”).  The Agreement was approved by the Board and the Compensation Committee of the Board, prior to the elections of Ms. Bekavac and Mr. Eddy as directors of the Corporation.

Pursuant to the Agreement:

•                  Mr. Tarr resigned as an executive officer, Chairman of the Board and as a director of the Corporation.

•                  Mr. Tarr will remain a temporary at-will employee of the Corporation, providing such consulting, advisory and related services as may be requested by the Lead Director on behalf of the Corporation (the “Services”).  The Corporation will pay to Mr. Tarr fees of $66,666.67 per month for performance of the Services, which are terminable at the election of Mr. Tarr or the Lead Director, upon 30 days’ notice.

•                  Mr. Tarr will continue to serve as Chairman of the Board of Directors of Union Federal Savings Bank. He will continue to have indemnification rights under the Corporation’s restated certificate of incorporation, as amended, and coverage under the Corporation’s director and officer liability insurance policy.

•                  Upon execution of the Agreement, Mr. Tarr became entitled to a lump-sum payment of $800,000, less applicable state and federal taxes.  Under Section 409A of the Internal Revenue Code of 1986, the payment of such amount will be delayed for six months and one day following his “separation from service” from the Corporation.

•                  The Corporation will continue to pay premiums for group medical and dental insurance for Mr. Tarr until May 31, 2011.  As a temporary employee, Mr. Tarr will not be eligible to participate in any of the Corporation’s benefit plans.

•                  203,350 unvested restricted stock units held by Mr. Tarr immediately vested in full.

•                  Mr. Tarr released any and all claims against the Corporation, affirmed his obligations under the Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement between the Corporation and him and agreed to cooperate in any future investigation, defense or prosecution of claims brought against or on behalf of the Corporation or its subsidiaries or affiliates.  Mr. Tarr is required to deliver a second release of claims against the Corporation upon termination of the Services.

The foregoing summary is subject to, and qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Compensation Arrangements with Mr. Meyers

On May 17, 2010, prior to the elections of Ms. Bekavac and Mr. Eddy as directors of the Corporation, the Board and the Compensation Committee of the Board approved a special bonus to Mr. Meyers, outside of the Corporation’s executive incentive compensation plan, in the amount of $2.0 million, such amount to be paid in a lump-sum no later than May 30, 2010.

In determining the timing and size of the bonus, the Board and the Compensation Committee of the Board generally considered the Corporation’s accomplishments since Mr. Meyers’ return to the Corporation in August 2008 and his integral role in such accomplishments, as well as the level of cash compensation paid to Mr. Meyers since August 2008 and the terms of equity awards previously granted to him, including the restricted stock units granted to him on April 21, 2010.

In addition, the Board and the Compensation Committee of the Board approved an annual base salary for Mr. Meyers in the amount of $800,000, effective beginning on May 17, 2010.  The Corporation will immediately cease accruing compensation pursuant to the employment agreement dated August 18, 2008 between the Corporation and Mr. Meyers (the “Employment Agreement”), although Mr. Meyers will remain entitled to amounts previously accrued.

Under the terms of the Employment Agreement, Mr. Meyers was previously entitled to an annual base salary of $1.00, provided that the Corporation accrued an amount equal to $1.0 million per fiscal year without interest. This accrued compensation may be paid to Mr. Meyers in the discretion of the Compensation Committee of the Board pursuant to the terms of the Employment Agreement, a copy of which was filed as an exhibit to the current report on Form 8-K filed by the Corporation on August 18, 2008.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit

99.1	Press release issued by the Corporation on May 19, 2010, entitled “First Marblehead Announces Changes to Board of Directors”

99.2	Summary of non-employee director compensation arrangements

99.3	Separation and Transition Services Agreement, dated May 17, 2010, between the Corporation and Peter B. Tarr

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: May 19, 2010	By:	/s/ Kenneth Klipper
Kenneth Klipper
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release issued by the Corporation on May 19, 2010, entitled “First Marblehead Announces Changes to Board of Directors”

99.2	Summary of non-employee director compensation arrangements

99.3	Separation and Transition Services Agreement, dated May 17, 2010, between the Corporation and Peter B. Tarr